                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):          JANUARY 13, 1997
(NOVEMBER 4, 1996)



                             COMFORCE CORPORATION
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



                                   DELAWARE
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)




            1-6081                                      36-2262248
-----------------------------            ---------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification No.)



2001 MARCUS AVENUE, LAKE SUCCESS, NY                                       11042
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (516) 328-7300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

     As reported in the Company's Form 8-K dated November 19, 1996:

     (i) November 4, 1996, COMFORCE Corporation (the "Company"), through its subsidiary COMFORCE Technical Services, Inc., entered into a definitive agreement with RHO Company, Inc. ("RHO"), and J. Scott Erbe, the controlling stockholder of RHO, to purchase all of the stock of RHO; and

     (ii) November 8, 1996, the Company, through its subsidiary, COMFORCE Global, Inc., purchased, pursuant to (i) the Asset Purchase Agreement as entered into with Continental Field Service Corporation, Michael Hill and Roy Hill and
(ii) the Asset Purchase Agreement as entered into with Progressive Telecom, Inc. and Beth Wilson Hill, respectively, substantially all of the assets of Continental Field Services Corporation and its affiliate, Progressive Telecom, Inc. (collectively, "Continental").

     The registrant hereby files this Form 8-K/A, Amendment No. 1 to its Form 8-K dated November 19, 1996 to file the financial statements as required in accordance with Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The RHO Transaction
-------------------

Balance sheets of RHO as of December 31, 1995 and September 30, 1996 and the related statements of income, changes in shareholders' deficit and cash flows for the year ended December 31, 1995 and the nine month period ended September 30, 1996.

The Continental Transaction
---------------------------

Combined balance sheets of Continental as of December 31, 1995 and September 30, 1996 and the related combined statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1995 and the nine month period ended September 30, 1996.

                           RHO COMPANY INCORPORATED

                                  -----------

                             FINANCIAL STATEMENTS
                AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


  The Board of Directors and Shareholders of
  Rho Company Incorporated:

     We have audited the accompanying balance sheets of Rho Company Incorporated (a Washington Corporation) as of December 31, 1995 and September 30, 1996, and the related statements of income and changes in shareholders' deficit and cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rho Company Incorporated as of December 31, 1995 and September 30, 1996, and the results of its operations and its cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996, in conformity with generally accepted accounting principles.

  /s/ Arthur Andersen LLP

  Seattle, Washington,
   October 29, 1996

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Rho Company Incorporated
Redmond, Washington

We have audited the accompanying statements of income and cash flows of Rho Company Incorporated for the year ended December 31, 1994. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated March 2, 1995 we expressed an opinion that the 1994 financial statements did not fairly present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles resulting from a departure from such principles because the company excluded its obligation for deferred compensation from liabilities in the balance sheet. The Company terminated its obligation for deferred compensation liability effective with restated employment agreements dated January 1, 1996. Accordingly, a liability for deferred compensation is no longer appropriate at December 31, 1994.

In addition, as described in Note 9, the Company has changed its method of accounting for accruing vacation earned but unpaid to its permanent employees and the portion of bonuses accrued but unpaid to its contract employees. The Company has restated its 1994 financial statements to reflect the adjustment for the correction of this error to conform with generally accepted accounting principles. Certain items in the balance sheet as of December 31, 1994 have also been reclassified to conform to the presentation used at December 31, 1995. Accordingly, our present opinion on the 1994 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the statements of income and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Rho Company Incorporated for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                               /s/ Benson & McLaughlin, P.S.

March 2, 1995, except for Note 9 and termination of the deferred compensation agreement, as to which the date is October 25, 1996.

                            RHO COMPANY INCORPORATED

                                 BALANCE SHEETS
                                 --------------
                         (Dollar amounts in thousands)

                                          December 31,   September 30,
                 ASSETS                       1995            1996
                 ------                   -------------  --------------

CURRENT ASSETS:
   Cash                                        $   412         $    69
   Restricted cash                                 705             394
   Accounts receivable, less allowance
    for doubtful                                 8,725           8,362
      accounts of $200 and $180
   Prepaid expenses                                167             377
                                          -------------  --------------
          Total current assets                  10,009           9,202
                                          -------------  --------------
   Furniture and equipment, less
    accumulated                                    513             640
      depreciation of $1,065 and $949

OTHER ASSETS
   Goodwill and organization costs,
    less accumulated                                38              13
      amortization of $12 and $36
   Deposits and other                               94              51
                                          -------------  --------------
                                               $10,654         $ 9,906
                                          =============  ==============

     LIABILITIES AND SHAREHOLDERS' DEFICIT
     -------------------------------------

CURRENT LIABILITIES:
   Note payable - bank                         $ 6,253         $ 5,664
   Current portion of long-term debt               130             395
   Accounts payable                                329             168
   Wages payable                                   844           1,224
   Payroll taxes and withholdings                1,167             866
    payable
   Accrued interest                                147             114
   Accrued vacations, bonuses and other            605             553
                                          -------------  --------------
          Total current liabilities              9,475           8,984
                                          -------------  --------------

LONG TERM DEBT                                   9,956           9,360
                                          -------------  --------------

SHAREHOLDERS' DEFICIT:
   Common stock; $1.00 par value;
    authorized 500,000
      and 1,000,000 shares,                         50              50
       respectively, issued and
       outstanding
      50,000 shares
   Other capital                                     -           2,180
   Deferred stock option charge                      -          (1,983)
   Retained deficit                             (8,827)         (8,685)
                                          -------------  --------------
          Total shareholders' deficit           (8,777)         (8,438)
                                          -------------  --------------
                                               $10,654         $ 9,906
                                          =============  ==============

                See accompanying notes to financial statements.

                           RHO COMPANY INCORPORATED

                               INCOME STATEMENTS
                               -----------------
                         (Dollar amounts in thousands)

                                             Year Ended             Nine Months Ended
                                            December 31,              September 30,
                                       ---------------------  ---------------------------
                                           1994       1995           1995          1996
                                           ----       ----           ----          ----
                                                                  (unaudited)
REVENUES                                    $76,170  $83,631         $62,833      $63,556
COST OF OPERATIONS                           69,157   74,978          56,481       56,656
                                            -------  -------         -------      -------
     Gross profit                             7,013    8,653           6,352        6,900
GENERAL AND ADMINISTRATIVE EXPENSES           5,266    6,510           4,643        5,547
                                            -------  -------         -------      -------
     Income from operations                   1,747    2,143           1,709        1,353
OTHER EXPENSES:
   Stock option expense                           -        -               -          197
   Interest expense, net                      1,435    1,643           1,249          984
                                            -------  -------         -------      -------
     Total other expenses                     1,435    1,643           1,249        1,181
                                            -------  -------         -------      -------
     Net income                             $   312  $   500         $   460      $   172
                                            =======  =======         =======      =======


                See accompanying notes to financial statements.

                           RHO COMPANY INCORPORATED

                STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                ----------------------------------------------
                         (Dollar amounts in thousands)

                                                      Deferred
                                                        Stock                   Total
                                     Common   Other    Option    Retained   Shareholders'
                                     Stock   Capital   Charge     Deficit      Deficit
                                     ------  -------  ---------  ---------  --------------
BALANCE, December 31, 1994              $50   $    -         -    ($9,222)        ($9,172)
                                                                                      500
   Net income                             -        -         -        500
   Dividends paid                         -        -         -       (105)           (105)
                                        ---  -------  --------   --------         -------

BALANCE, December 31, 1995               50        -         -     (8,827)         (8,777)

   Net income                             -        -         -        172             172
   Dividends paid                         -        -         -        (30)            (30)
   Stock option granted                   -    2,180    (2,180)         -               -
   Amortization of deferred stock
      option charge                       -        -       197          -             197
                                        ---  -------  --------   --------         -------

BALANCE, September 30, 1996             $50   $2,180   ($1,983)  ($8,685)         ($8,438)
                                        ===  =======  ========   ========         ========




                See accompanying notes to financial statements.

                           RHO COMPANY INCORPORATED

                            STATEMENTS OF CASH FLOW
                            -----------------------
                         (Dollar amounts in thousands)

                                                 Year Ended             Nine Months Ended
                                                 December 31,             September 30,
                                          -----------------------  ---------------------------
                                              1994         1995           1995          1996
                                          -------------  --------  ------------------  -------
OPERATING ACTIVITIES:                                                 (unaudited)
   Net income                                  $   312   $   500             $   460   $  172
   Depreciation                                    196       223                 175      201
   Amortization of intangible assets                 4         4                   3       25
   Loss on retirement of furniture and               -        17                   -        -
      equipment
   Deferred income taxes                           (37)        -                   -        -
   Stock option expense                              -         -                   -      197
   Net change in operating assets and
       liabilities -
          Accounts receivable and other         (1,559)   (1,778)             (2,086)     403
          Prepaid expenses                         214       (70)               (283)    (210)
          Accounts payable                          60       200                  13     (161)
          Wages payable                            139         9                 285      380
          Payroll taxes and withholdings            72       296                 494     (301)
             payable
          Accrued interest                          40        15                   3      (33)
          Accrued vacations, bonuses and           (56)      110                  96      (52)
             other                             -------   -------             -------   ------

           Cash flows from operating              (615)     (474)               (840)     621
             activities                        -------   -------             -------   ------

INVESTING ACTIVITIES:
   Purchase of furniture and equipment            (136)     (334)               (303)    (328)
   (Increase) decrease in other assets              (8)      (24)                (19)       3
                                               -------   -------             -------   ------
          Cash flows from investing               (144)     (358)               (322)    (325)
             activities                        -------   -------             -------   ------

FINANCING ACTIVITIES:
   Increase (decrease) in bank                   1,482     1,302                 424     (589)
       borrowings
   Borrowings of long-term debt                    114       168                 168        -
   Repayments of long-term debt                   (270)     (266)               (162)    (331)
   Dividends paid                                    -      (105)               (105)     (30)
                                               -------   -------             -------   ------
          Cash flows from financing              1,326     1,099                 325     (950)
             activities                        -------   -------             -------   ------

   Increase (decrease) in cash                     567       267                (837)    (654)
CASH, beginning of period                          283       850                 850    1,117
                                               -------   -------             -------   ------
CASH, end of period                            $   850   $ 1,117             $    13   $  463
                                               =======   =======             =======   ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
      Cash paid during the year for -
          Interest                             $ 1,395   $ 1,628             $ 1,246   $1,017
          Income taxes                               8         8                   6       43

                See accompanying notes to financial statements.

                           RHO COMPANY INCORPORATED

                         Notes to Financial Statements
                         -----------------------------

                         (Dollar amounts in thousands)


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Description of Business
     The Company markets the services of temporary technical and clerical people to various industries located primarily in the states of Washington and California.

Prepaid Expenses

     At September 30, 1996, prepaid expenses includes $177 related to prepaid payroll taxes. The Company recognizes payroll tax expenses based on an estimated annual effective rate, in accordance with interim reporting rules.

Furniture and Equipment

     Furniture and equipment are recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line and accelerated methods over expected useful lives of three to seven years.

Income Taxes
     The Company has elected S-corporation status for reporting taxable income. Any income or loss from the corporation is reportable on the personal returns of the stockholders.

Use of Estimate

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and those differences could be significant.

Interim financial statements

     The interim financial statements included herein for the nine months ended September 30, 1995 are unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such financial statements have been included.

Reclassifications
     Certain reclassifications have been made to the prior year statements to conform to the current year format.


NOTE 2:  RESTRICTED CASH
------------------------

       Collections of accounts receivable are deposited in a restricted collateral account used for repayment of advances under the Company's bank line of credit. The balance in the collateral account at December 31, 1995 and September 30, 1996 was $705 and $394, respectively, shown as restricted cash in the accompanying balance sheets. The remaining cash balance is unrestricted.


NOTE 3:  NOTE PAYABLE - BANK
----------------------------

       The Company has available a line of credit for up to $7.5 million in borrowings, bearing interest at the bank's prime rate plus .875% (9.125% at September 30, 1996), collateralized by accounts receivable. The line of credit is limited to 75% of eligible accounts receivable and requires collections to be deposited in a restricted collateral account. The outstanding balance on the line of credit was $5,664 at September 30, 1996. The loan agreement contains various covenants, including minimum levels of working capital and net worth. The loan agreement expires June 15, 1997. Although there can be no assurances, the Company anticipates it will be able to renew its line of credit. If it were not able to renew the line of credit or obtain other acceptable financing, it then could have adverse consequences, including possible cessation of operations.

NOTE 4:  LONG-TERM DEBT
-----------------------

                  Long-term debt consists of the following:

                                                              Dec. 31,   Sept. 30,
                                                                1995        1996
                                                             ---------   ---------
                   Subordinated notes payable to former
                   stockholder in monthly installments
                   equal to 55% of average monthly net
                   income, as defined, or $50, whichever
                   is greater, with total minimum
                   payments of $195 per quarter,
                   including interest at 6.6% (10.5%
                   prior to January 1, 1996),
                   collateralized by a stock pledge
                   agreement with the shareholders of Rho
                   Company Incorporated...................      6,882       6,617

                   Subordinated note payable to former
                   stockholder, 9.875%, collateralized by
                   accounts receivable, subordinate to
                   the bank line of credit.  Due on
                   demand, but the noteholder has agreed
                   not to call the note before October 1,
                   1997...................................      1,548       1,548

                   Subordinated note payable to
                   stockholder, 9.875%, collateralized by
                   accounts receivable, subordinate to
                   the bank line of credit.  Due on
                   demand, but the noteholder has agreed
                   not to call the note before October 1,
                   1997...................................      1,369       1,369

                   Subordinated note payable to
                   stockholder, 9.875%, collateralized by
                   accounts receivable, subordinate to
                   the bank line of credit.  Due on
                   demand, but the noteholder has agreed
                   not to call the note before October 1,
                   1997...................................        178         178

                   Other...................................       109          43
                                                              -------      ------
                                                               10,086       9,755
                   Less:  Current portion..................      (130)       (395)
                                                              -------      ------
                                                              $ 9,956      $9,360
                                                              =======      ======

     All of the note payable agreements are with related parties. Total interest expense related to these notes was $987, $1,038 and $563 for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996.

     Effective as of January 1, 1996, the Company's 10.5% subordinated notes were modified to provide for a new interest rate of 6.6% and for accelerated payments based on net income. The noteholder was granted an option to purchase up to 25% of the Company's common stock (after giving effect to the exercise of the option) at a price based on a formula. The noteholder has the right to use the interest calculated using the difference between the old interest rate and the new lower interest rate as a credit toward the option price. The Company has valued the option using the fair value method. The option was valued at $2,180 based on the net present value of the forgone interest payments under the modified note agreement. This amount is being amortized using the effective interest method over the life of the note payable.

               Debt maturities on these notes are as follows:

               Year ending December 31,
               1996 (Three months).......  $   89
               1997......................   3,492
               1998......................     383
               1999......................     409
               2000......................     436
               2001......................     466
               Thereafter................   4,480
                                           ------
                                           $9,755
                                           ======

NOTE 5:  LEASE COMMITMENTS
--------------------------

The Company leases office and storage space and equipment under noncancelable operating leases. Future minimum rentals are as follows:

               Year ending December 31,
               1996 (Three months).......  $  163
               1997......................     600
               1998......................     558
               1999......................     389
               2000......................     337
               2001......................      99
                                           ------
                                           $2,146
                                           ======

     Rental expense under operating leases totaled $316, $457 and $488 for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively.


NOTE 6:  COMMITMENTS
--------------------

       The Company has covenant not-to-compete agreements with the former stockholders of an acquired/merged company. Payments under the agreements are the greater of: (a) $50 per year for five years; or (b) 8% of the gross margin (defined as gross billings minus temporary employee wages) generated by the merged company's clients.

     The minimum future payment under these covenant not-to-compete agreements is $50 for the year ending September 30, 1997.

     The Company expensed $236, $167 and $90 under these agreements for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996.


NOTE 7:  EMPLOYEE BENEFIT PLAN
------------------------------

       The Company has a qualified 401(k) profit sharing plan covering eligible employees. The plan provides for contributions by the Company without regard to current or accumulated earnings at the discretion of the Board of Directors.
The Company did not make any matching contributions to the plan for the years ended December 31, 1994 and 1995. Matching contributions totaling $35 were made during the nine months ended September 30, 1996.


NOTE 8:  MAJOR CUSTOMERS
------------------------

       During the nine months ended September 30, 1996, the Company had two customers with sales greater than 10% of the Company's revenues. Contracts with one customer in the software industry accounted for approximately $22,600, $29,000 and $19,900, of the Company's sales for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively. As of December 31, 1995 and September 30, 1996, this customer's accounts receivable balance was $1,540 and $1,048, respectively. Contracts with one customer in the aerospace industry accounted for approximately $7,600 of the Company's sales for the nine months ended September 30, 1996. As of September 30, 1996, this customer's accounts receivable balance was $1,722. Contracts with these two customers can be terminated at any time with 30 days' notice.


NOTE 9:  PRIOR PERIOD ADJUSTMENT
--------------------------------

       During 1995, the Company began accruing for vacations earned but unpaid to its permanent employees and the portion of bonuses earned but unpaid to its contract employees. The effect of this correction on the prior year financial statements was as follows:

               Net income, year ended December 31, 1994, as
                previously reported                                                $364
               Less:  Adjustment for correction of  error                          (52)
                                                                                   ----

               Net income, year ended December 31, 1994, as restated                312
                                                                                    ===
               Retained deficit, as previously reported for December 31, 1994  ($8,857)
               Less:  Adjustment for correction of error                          (365)
                                                                                  -----

               Retained deficit, as restated for December 31, 1994             ($9,222)
                                                                               ========

NOTE 10:  CONTINGENCIES
-----------------------

       The Company is the defendant in litigation with a previous insurer regarding a settlement paid by the insurer which the insurer alleges should be indemnified by the Company in the amount of approximately $1.6 million. The Company is vigorously defending the lawsuit and management, in consultation with legal counsel, believes it is more likely than not that the Company will prevail.


NOTE 11:  LETTER OF INTENT
--------------------------

       The Company has entered into a letter of intent whereby COMFORCE Corporation will acquire all of the outstanding stock of the Company. The letter of intent is subject to the execution of a definitive agreement.

                   CONTINENTAL FIELD SERVICE CORPORATION AND

                            PROGRESSIVE TELECOM INC.

                         COMBINED FINANCIAL STATEMENTS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996

                    AND FOR THE YEAR ENDED DECEMBER 31, 1995

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Continental Field Service Corporation and Progressive Telecom Inc.:


We have audited the accompanying combined balance sheets of Continental Field Service Corporation and Progressive Telecom Inc. (the "Companies") as of September 30, 1996 and December 31, 1995, and the related combined statements of income, changes in shareholders' equity, and cash flows for the nine-month period ended September 30, 1996 and for the year ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Continental Field Service Corporation Inc. and Progressive Telecom Inc. as of September 30, 1996 and December 31, 1995, and the results of their operations and their cash flows for the nine month period ended September 30, 1996 and year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                  /s/ Coopers & Lybrand L.L.P.

Melville, New York
November 8, 1996.

CONTINENTAL FIELD SERVICE CORPORATION AND
PROGRESSIVE TELECOM INC.
COMBINED BALANCE SHEETS
September 30, 1996 and December 31, 1995

                                                                          SEPTEMBER 30,              DECEMBER 31,
                                 ASSETS:                                      1996                       1995
Current assets:
     Cash                                                                 $     476,312              $    308,265
     Accounts receivable trade                                                1,610,524                 1,851,364
     Prepaid expenses                                                            59,748                    51,821
     Employee advances                                                                                     45,190
     Other current assets                                                         3,243                     2,909
                                                                          -------------              ------------
              Total current assets                                            2,149,827                 2,259,549

     Fixed assets, net                                                           63,051                    61,624
     Mortgage receivable                                                        330,724                   338,690
     Other assets                                                                39,380                    38,838
                                                                          -------------              ------------
              Total assets                                                $   2,582,982              $  2,698,701
                                                                          =============              ============


                  LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
     Accounts payable                                                     $     116,236              $     86,438
     Accrued payroll                                                            143,168                   179,157
     Accrued expenses                                                           171,394                   213,798
     Note payable - related party                                                12,571                    67,571
                                                                          -------------              ------------
              Total current liabilities                                         443,369                   546,964
                                                                          -------------              ------------

Commitments

Shareholders' equity:
     Common stock (Note 7)                                                       36,700                    36,700
     Retained earnings                                                        2,169,334                 2,181,458
     Treasury stock (Note 7)                                                    (66,421)                  (66,421)
                                                                          -------------              ------------
              Total shareholders' equity                                      2,139,613                 2,151,737
                                                                          -------------              ------------

              Total liabilities and shareholders' equity                  $   2,582,982              $  2,698,701
                                                                          =============              ============

The accompanying notes are an integral part of the financial statements.

CONTINENTAL FIELD SERVICE CORPORATION AND
PROGRESSIVE TELECOM INC
COMBINED STATEMENTS OF INCOME
for the nine-month period ended September 30, 1996 and for the year ended December 31, 1995

                                                                           SEPTEMBER 30,              DECEMBER 31,
                                                                               1996                      1995
Net sales                                                                  $   7,377,404              $  9,850,454

Costs and expenses:
  Cost of goods sold                                                           6,258,808                 8,215,923
  General and administrative expenses                                            802,395                 1,125,855
  Depreciation                                                                    13,011                    39,035
                                                                           -------------              ------------
                                                                               7,074,214                 9,380,813
                                                                           -------------              ------------

Other income (expense):
  Interest income                                                                 22,868                    29,544
  Interest expense                                                                (5,242)                  (60,339)
  Settlements                                                                                               50,000
  Other                                                                                                      1,487
                                                                           -------------              ------------
          Total other income                                                      17,626                    20,692
                                                                           -------------              ------------

          Net income                                                       $     320,816              $    490,333
                                                                           =============              ============

The accompanying notes are an integral part of the financial statements.

CONTINENTAL FIELD SERVICE CORPORATION AND
PROGRESSIVE TELECOM INC.
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY for the nine-month period ended September 30, 1996 and for the year ended December 31, 1995

                                       COMMON         TREASURY               RETAINED
                                        STOCK           STOCK                EARNINGS              TOTAL
Balance, December 31, 1994          $    36,700     $      (66,421)      $     1,859,252      $   1,829,531

Distributions to shareholders                                                   (168,127)          (168,127)

Net income                                                                       490,333            490,333
                                    -----------     --------------       ---------------      -------------

Balance, December 31, 1995               36,700            (66,421)            2,181,458          2,151,737
                                    -----------------------------------------------------------------------

Distributions to shareholders                                                   (332,940)          (332,940)

Net income for the period
 January 1, 1996
     through September 30, 1996                                                  320,816            320,816
                                    -----------     --------------       ---------------      -------------

Balance, September 30, 1996         $    36,700     $      (66,421)      $     2,169,334      $   2,139,613
                                    ===========     ==============       ===============      =============

The accompanying notes are an integral part of the financial statements.

CONTINENTAL FIELD SERVICE CORPORATION AND
PROGRESSIVE TELECOM INC.
COMBINED STATEMENTS OF CASH FLOWS
for the nine-month period ended September 30, 1996 and for the year ended December 31, 1995

                                                                          SEPTEMBER 30,         DECEMBER 31,
                                                                              1996                 1995
Cash flows from operating activities:
  Net income                                                          $        320,816      $        490,333
  Adjustments to reconcile net income to net cash
    provided from operating activities:
      Depreciation                                                              13,011                39,034
      Decrease in cash surrender value                                                                 8,202
      Changes in operating assets and liabilities:
         Decrease (increase) in accounts receivable                            240,840               (95,509)
         Decrease (increase) in other receivables                               44,856               (20,033)
         (Decrease) increase in prepaid expenses                                (7,927)               72,755
         Increase (decrease) in accounts payable                                29,798                45,818
         (Decrease) increase in accrued payroll                                (35,989)               42,143
         Increase in other long-term assets                                       (542)                 (441)
         (Decrease) increase in accrued expenses                               (42,404)               34,749
         Gain on sale of fixed assets                                                                 (2,300)
                                                                      ----------------      ----------------
           Net cash provided by operating activities                           562,459               614,751
                                                                      ----------------      ----------------


Cash flows from investing activities:
  Capital expenditures                                                         (14,438)              (21,604)
  Decrease in mortgage receivable                                                7,966                 7,318
  Related party notes payable                                                  (55,000)             (161,864)
                                                                      ----------------      ----------------
           Net cash used in investing activities                               (61,472)             (176,150)
                                                                      ----------------      ----------------

Cash flows from financing activities:
  Net payments under line of credit agreements                                                       (70,000)
  Distributions to shareholders                                               (332,940)             (168,127)
                                                                      ----------------      ----------------
           Net cash used in financing activities                              (332,940)             (238,127)
                                                                      ----------------      ----------------

           Net increase in cash                                                168,047               200,474

Cash, beginning of period                                                      308,265               107,791
                                                                      ----------------      ----------------

Cash, ending of period                                                $        476,312      $        308,265
                                                                      ================      ================

  Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                          $         28,561      $         26,301
                                                                      ================      ================
    Taxes                                                             $          8,879      $         12,718
                                                                      ================      ================

The accompanying notes are an integral part of the financial statements.

CONTINENTAL FIELD SERVICE CORPORATION AND
PROGRESSIVE TELECOM INC
NOTES TO COMBINED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES:

   BUSINESS ORGANIZATION

   Continental Field Service Corporation ("Continental") was incorporated in 1965 under the laws of the State of Delaware. Progressive Telecom ("Progressive") was incorporated in 1991 under the laws of the State of New York. The Companies are under common management and control. Ray Hill owns 55% and Michael Hill owns 45% of Continental. Beth Wilson Hill owns 100% of Progressive.

   PRINCIPLES OF COMBINATION

   These combined financial statements include the accounts of Continental and Progressive (the "Companies"). All significant intercompany transactions and balances have been eliminated in combination.

   NATURE OF BUSINESS

   The Companies are principally engaged in telecommunications engineering, right of way acquisition and field services. The corporate headquarters are located in Elmsford, New York, with additional business being conducted throughout the United States.

   CASH AND CASH EQUIVALENTS

   The Company considers investments with a maturity of three months or less when purchased to be cash equivalents.

   The Company has cash in financial institutions which are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 each. At various times throughout the year, the Company may have cash in financial institutions which exceeds the FDIC insurance limit.

   REVENUE RECOGNITION

   Revenue for providing staffing services is recognized at the time such services are rendered.

   ACCOUNTS RECEIVABLE AND UNBILLED ACCOUNTS RECEIVABLE

   Accounts receivable consists of those amounts due to the Company for staffing services rendered to various customers. Accrued revenue consists of revenues earned and recoverable costs for which billings have not yet been presented to the customers as of the balance sheet date. Unbilled revenue at September 30, 1996 and December 31, 1995, respectively, was $254,860 and $111,766.

   PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost. Depreciation is provided primarily on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to income as incurred and betterments that extend the useful life are capitalized. Upon retirement or sale, the cost and accumulated depreciation are eliminated from the respective accounts, and the gain or loss, if any, is included in income.

   If events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the long-lived asset, an impairment loss is recognized. To date, no impairment losses have been recognized.

   ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the realizability of accounts receivable. Actual results could differ from those estimates.

   INCOME TAXES

   The Companies have elected under applicable sections of the Internal Revenue Code to be treated as "S" corporations for income tax purposes. Therefore, any income, loss and tax credits are reportable by the shareholders on their individual income tax returns.

   EMPLOYEE BENEFIT PLAN

   The Companies maintains a 401(k) plan for the benefit of their employees. Employees elect to withhold specified amounts from their wages to contribute to the plans. The Companies have a fiduciary responsibility with respect to the plans.


2. MORTGAGE RECEIVABLE:

   On June 1, 1994, Continental sold its office building located at 37 East Main Street, Elmsford, New York to Atlantic Enterprise for $350,000. The mortgage is payable by Atlantic in monthly installments of $3,037 (including interest at 8.5%) through June 3, 1999. The note is collateralized by the building.


3. LINE OF CREDIT:

   The Companies have a revolving line of credit agreement which provides for borrowings up to $1,000,000 at September 30, 1996 and $750,000 at December 31, 1995, with interest at prime plus

   1/4% per annum. The interest rate as of September 30, 1996 and December 31, 1995 was 8.50%. The line is collateralized by a blanket lien on the Companies' assets and a personal guaranty of an officer and principal stockholder of the Company. At September 30, 1996 and December 31, 1995, there were no outstanding balances due. In addition, the Company was contingently liable at September 30, 1996 for $995,031 under a standby letter of credit under this agreement ($300,031 at December 31, 1995).


4. NOTE PAYABLE - RELATED PARTY:

   Notes payable-related party, consists of the following:

                                                                     SEPT. 30,     DEC. 31,
                                                                       1996          1995
   Uncollateralized note payable to an individual, due on demand
    with interest payable monthly at 5%                             $             $  35,000
                                                                    n
                                                                    p
   Uncollateralized note payable to an individual, due on demand
    with interest payable monthly at 8%                                 12,571       32,571
                                                                    -----------------------
                                                                    $   12,571    $  67,571
                                                                    =======================

5. PROPERTY AND EQUIPMENT:

   Property and equipment consists of the following:



                                        LIFE OF     SEPT. 30,     DEC. 31,
                                       EQUIPMENT      1996          1995
   Equipment                               5      $  128,032   $   116,756
   Transportation Equipment                5          90,403        90,403
   Furniture and fixtures                  7          20,488        17,326
                                                  ------------------------
                                                  $  238,923   $   224,485
   Less: accumulated depreciation                   (175,872)     (162,861)
                                                  ------------------------
                                                  $   63,051   $    61,624
                                                  ========================

6. COMMITMENTS:

   As of December 31, 1995, the Companies have lease commitments for operating facilities, which are accounted for as operating leases. The Companies are responsible for property taxes, insurance and maintenance on certain leases.

   Future maximum annual rental commitments for real property under non-cancelable leases are as follows:

    PERIOD ENDED
    DECEMBER 31,
       1996             $  46,304
       1997                12,416
       1998                     -
       1999                     -
       2000                     -
                        ---------
                        $  58,720
                        =========

   Total rent expense was $36,367 for the period ended September 30, 1996 and $69,146 as of December 31, 1995.


7. COMMON STOCK:

   Common stock consists of the following:

    Common stock, Continental, no par; authorized 30,000 shares;
      issued and outstanding 10,000 shares                          $  33,700

    Common stock, Progressive, no par; authorized 200 shares;
      issued and outstanding 200 shares                                 3,000

                                                                    ---------
                                                                    $  36,700
                                                                    =========
    Treasury stock, Continental, 11,985 shares at
      September 30, 1996 and December 31, 1995                      $  66,421
                                                                    =========

8. PENSION PLAN:

   On January 1, 1995, the Company adopted a pension plan that allows participants to contribute up to 15% of their pretax salary. Expense for the period ended September 30, 1996 and December 31, 1995 was $2,746 and $1,810, respectively.


9. SUBSEQUENT EVENT:

   On November 8, 1996, COMFORCE Telecom Inc., purchased substantially all of the assets of Continental Field Services Corporation and its affiliate, Progressive Telecom, Inc., for a price of $4.425 million in cash, 36,800 shares of the Company's common stock valued at $575,000, and contingent payments payable over three years in an aggregate amount not to exceed $1.2 million.

10. CONCENTRATION OF CREDIT RISK

    The companies trade accounts receivable as of September 30, 1996 and December 31, 1995, consist primarily of amounts due from major companies requiring the use of information technology contract consultants. At September 30, 1996 and December 31, 1995, the companies had four customers with trade accounts receivable balances that aggregated 29% and 35%, respectively, of the companies total accounts receivable.

    Percentages of total revenues from significant customers for the nine-month period ended September 30, 1996 and the year ended December 31, 1995, are summarized as follows:

                SEPTEMBER 30,   DECEMBER 31,
                     1996           1995

    Customer 1        25%            23%
    Customer 2        22%            19%
    Customer 3        18%            21%

11. COMMITMENTS:

    The Company is involved in outstanding litigation which management believes will not result in a material adverse effect on the financial position of the Company.

     (b) PRO FORMA FINANCIAL INFORMATION.

     In October 1995, the Company acquired all of the capital stock of Spectrum Global Services, Inc. (formerly d/b/a YIELD Global and subsequently renamed COMFORCE Telecom, Inc.) ("COMFORCE Telecom"), which was engaged in the telecommunications technical staffing business. In September 1995, the Company discontinued its then existing jewelry business. As shown in the table below, the Company acquired five additional technical staffing businesses in 1996 and has entered into a definitive agreement to acquire RHO Company Incorporated ("RHO"). Since September 30, 1996, the recent acquisitions have been funded principally from proceeds received by the Company from its sale of 3,250 shares of Series F Preferred Stock and 460,000 shares of Common Stock and related payment rights and its issuance of 111,111 shares of Common Stock upon the exercise of a warrant. The agreement to acquire RHO requires that the transaction be closed by February 28, 1997.



                                                  FISCAL 1995
                           YEAR    ACQUISITION      REVENUE
  ACQUIRED COMPANY        FOUNDED     DATE        (MILLIONS)  HEADQUARTERS     MARKET SERVED
  ----------------        -------     ----        ----------  ------------     -------------
COMFORCE Telecom            1987      October 1995   $11.4    Lake Success,    Telecommunications
                                                              NY
Williams                    1991      March 1996      $4.2    Englewood,       Telecommunications
 Communications                                               FL
Services, Inc.
 ("Williams")

RRA, Inc., Project          1964      May 1996       $52.0    Tempe, AZ        Technical Services
 Staffing Support Team,
 Inc. and DataTech
 Technical Services, Inc.
 (collectively, "RRA")

Force Five, Inc.            1993      August 1996     $7.1    Dallas, TX       Information Technology
 ("Force Five")

AZATAR Computer             1980      November        $7.1    Rochester,       Information Technology
 Systems, Inc.              1996      NY
 ("AZATAR")

                                                  FISCAL 1995
                           YEAR    ACQUISITION      REVENUE
  ACQUIRED COMPANY        FOUNDED     DATE        (MILLIONS)  HEADQUARTERS     MARKET SERVED
  ----------------        -------     ----        ----------  ------------     -------------
 Continental Field
 Service Corporation and    1965   November           $9.9    Elmsford, NY     Telecommunications
Progressive Telecom,        1996
 Inc. (collectively,
 "Continental")

RHO                         1971   Proposed to       $83.6    Redmond,         Technical Services and
                                      be                      WA               Information Technology
                                   February 1997


     The following information reflects (i) the treatment of the operation of the Company's jewelry business prior to September 1995 as a discontinued operation and (ii) the acquisition of COMFORCE Telecom in 1995, the other five acquisitions completed in 1996, and the proposed acquisition of RHO as if such acquisitions had occurred on January 1, 1995 (other than unaudited pro forma balance sheet data at September 30, 1996, which has been prepared as if all such acquisitions were consummated as of such date). The unaudited pro forma balance sheet data also reflects the sale in December 1996 of 350,000 shares of the Company's Common Stock and related payment rights the proceeds of which were not required in connection with any acquisition.

     The pro forma data is being presented to show the effect of all such transactions since the presentation of pro forma information as to the transaction described in this Report would not otherwise be meaningful.

     The following pro forma data is filed herewith:

Pro forma balance sheet as of September 30, 1996.

Pro forma statements of income for the years ended December 31, 1994 and 1995 and the nine month periods ended September 30, 1995 and 1996.

                     COMFORCE Corporation and Subsidiaries

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The following unaudited pro forma financial statements reflect (i) the treatment of the operation of the Company's jewelry business prior to September 1995 as a discontinued operation and (ii) the acquisition of COMFORCE Telecom, Inc., in 1995, the other five acquisitions completed in 1996, and the proposed acquisition of RHO Company Incorporated as if such acquisitions had occurred on January 1, 1994 (other than the unaudited pro forma balance sheet at September 30, 1996, which has been prepared as if all such acquisitions were consummated as of such date). Prior to its acquisition by the Company, each of these acquired businesses operated as a separate independent entity. Since the unaudited pro forma financial statements set forth below show the combined financial condition and operating results of these recently acquired businesses during periods when they were not under common control or management, the information presented may not be indicative of the results which would have actually been obtained had such acquisitions been completed on the dates indicated, or of the Company's future financial or operating results.

        In addition to the adjustments described in the notes to the unaudited pro forma financial statements, the pro forma statements have been adjusted to include the effects of the following transactions which have occurred or are proposed to occur after September 30, 1996: (i) the Company's sale of 3,250 shares of Series F Preferred Stock, the Company's sale of 810,000 shares of Common Stock and related payment rights and the Company's receipt of proceeds upon the exercise of a warrant to purchase 111,111 shares of Common Stock, which provided aggregate net proceeds of $10,327,000, certain of which net proceeds were utilized to pay the cash portion of the purchase prices of AZATAR and Continental of $5,455,000 in the aggregate; (ii) the Company's issuance of 280,011 shares of the Company's Common Stock with a value of $4,695,000 to pay the non-cash portion of the purchase price of AZATAR and Continental; (iii) the conversion of all outstanding shares of the Company's Series E Preferred Stock into 887,100 shares of Common Stock; and (iv) the issuance of 796,782 shares of Common Stock reflecting the settlement of obligations through the issuance of Common Stock.

                                               Unaudited Pro Forma Balance Sheet
                                                    As Of September 30, 1996

Current Assets:                        COMFORCE    AZATAR    Continental    RHO     Adjustments    Pro Forma
                                       --------    ------    -----------   -----    -----------    ---------
Cash and cash equivalents                   952       739            476      69          2,173       4,409
Restricted cash and equivalents              50                              394                        444
Accounts receivable, net                 10,081     1,502          1,611   8,362         (3,113)     18,443
Prepaid expenses                             86         8             60     377                        531
Due from related party                                322                                 (322)          --
Officer loans                               367                                                         367
Deferred income taxes                        54                                                          54
Other assets                                325                                                         328
                                       --------    ------    -----------   -----    -----------    --------
  Total current assets                   11,915     2,571          2,150   9,202         (1,262)     24,576
                                       --------    ------    -----------   -----    -----------    --------


Property and equipment, net of
  accumulated depreciation                  492       233             63     640                      1,428
Intangible assets, net of
  accumulated amortization               14,036                               13         23,152      37,201
Mortgage receivable                                                  331                   (331)         --
Other assets                                231        32             39      51            (71)        282
                                       --------    ------    -----------   -----    -----------    --------
  Total assets                           26,674     2,836          2,583   9,906         21,488      63,487
                                       ========    ======    ===========   =====    ===========    ========
Current liabilities:
Borrowings under revolving line
  of credit                               3,250                            5,664                      8,914
Current portion of long-term debt                                            395           (395)         --
Accounts payable                            283        35          116       168           (151)        451
Accrued expenses                          2,785        23          171       553           (194)      3,338
Accrued payroll and payroll taxes                     119          143     2,090           (262)      2,090
Income taxes                                694       601                                  (601)        694
Notes payable                                                       13                      (13)         --
Accrued interest                                      112                    114           (226)         --
Liabilities to be assumed by ARTRA
  GROUP Incorporated                        350                                                         350
                                       --------    ------    -----------   -----    -----------    --------
  Total current liabilities               7,362       890          443     8,984         (1,842)     15,837
                                       --------    ------    -----------   -----    -----------    --------

Obligations to be settled by the
  issuance of Common Stock                  541                                            (541)         --
Deferred income tax                          55                                                          55
Long-term debt                                                             9,360         (9,360)         --

Commitments and contingencies

Stockholders equity:

Series E convertible preferred stock          1                                              (1)         --
Series D Senior convertible preferred
  stock                                       1                                                           1
Series F Senior convertible preferred
  stock                                                                                       1           1
Common Stock                                 98         1            37       50            (52)        134
Additional paid-in capital               17,902                                          28,843      46,745
Other capital                                                              2,180         (2,180)         --
Deferred stock option charge net                                          (1,983)         1,983          --
Retained earnings, since January 1,
  1996                                      714                                                         714
Retained earnings (deficit)                         1,945         2,169   (8,685)         4,571          --
Treasury stock                                                      (66)                     66          --
                                       --------    ------    -----------   -----    -----------    --------
Total stockholders equity                18,716     1,946         2,140   (8,438)        33,231      47,595
                                       --------    ------    -----------   -----    -----------    --------
Total liabilities and stockholders
  equity                                 26,674     2,836         2,583    9,906         21,488      63,487
                                       ========    ======    ===========   =====    ===========    ========

            See notes to unaudited pro forma financial statements.

                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 1994(2)

                                             COMFORCE         COMFORCE
                                           Corporation*       Telecom*        Williams           RRA***     FORCE FIVE
                                           ------------       --------       ---------           ------     ----------

Revenues                                                        $8,245          $2,930          $38,559         $3,234
Cost of revenues                                                 6,417           2,107           35,601          2,485
                                                              --------        --------         --------       --------
  Gross profit                                                   1,828             823            2,958            749


Operating expenses:
  Selling, general and administrative               966            959             582            2,156            625
  Depreciation and amortization                                    175              15              133              5
  Non-recurring charges:
    Management fees to former parent
      company                                                      803  (4)
                                               --------       --------        --------         --------       --------
                                                   (966)          (109)            226              669            119
Income (loss) from operations

Other (income) expense                                              (9)                             (25)
Interest expense                                  1,316                             26              168             16
                                               --------       --------        --------         --------       --------
                                                  1,316             (9)             26              143             16
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                (2,282)          (100)            200              526            103
Provision (credit) for income taxes                                 15              78                -             48
                                               --------       --------        --------         --------       --------
Net income (loss)                                (2,282)         $(115)           $122             $526            $55
                                                              ========        ========         ========       ========

Dividends on preferred stock                          -
Dividends on common stock equivalents                 -
                                               --------
                                                $(2,282)
                                               ========

Income (loss) per share operations               $(0.72)
                                               ========

Weighted average shares outstanding               3,195
                                               ========


                                                                                            Pro Forma           Pro
                                           RHO**              AZATAR        Continental   Adjustments(3)        Forma
                                           ------------       --------      -----------   --------------     ----------

Revenues                                        $76,170         $4,923          $8,386                        $142,447
Cost of revenues                                 69,157          3,982           7,181                         126,930
                                               --------       --------        --------                        --------
  Gross profit                                    7,013            941           1,205                          15,517


Operating expenses:
  Selling, general and administrative             5,066            423           1,347                          12,124
  Depreciation and amortization                     200             24              74              967          1,593
  Non-recurring charges:
    Management fees to former parent
      company                                                                                                      803
                                               --------       --------        --------         --------       --------
                                                  1,747            494            (216)            (967)           997
Income (loss) from operations

Other (income) expense                                             (20)            (74)                           (128)
Interest expense                                  1,435             39               3           (1,057)         1,946
                                               --------       --------        --------         --------       --------
                                                  1,435             19             (71)          (1,057)         1,818
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                   312            475            (145)              90           (821)
Provision (credit) for income taxes                   -            242               -             (383)             -
                                               --------       --------        --------         --------       --------
Net income (loss)                                  $312           $233           $(145)            $473          $(821)
                                                              ========        ========         ========

Dividends on preferred stock                                                                                      (197)   (7)
Dividends on common stock equivalents                                                                                -
                                                                                                              --------
                                                                                                               $(1,018)
                                                                                                              ========

Income (loss) per share operations                                                                             $ (0.09)
                                                                                                              ========

Weighted average shares outstanding                                                                             10,846   (6)
                                                                                                              ========


        * The financial statements of these companies for the year ended December 31, 1994 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

        ** The financial statements of this company for the year ended December 31, 1994 have been audited by Benson & McLaughlin, which financial statements are included in this Prospectus.

        *** The financial statements of this company for the year ended December 31, 1995, have been audited by Alexander & Devoley, P.C., which financial statements are included in this Prospectus.

             See notes to unaudited pro forma financial statements


                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 1995(2)


                                             COMFORCE         COMFORCE
                                           Corporation*       Telecom*       Williams*           RRA***    FORCE FIVE*
                                           ------------       --------       ---------           ------    -----------

Revenues                                         $2,387         $9,007          $4,178          $52,011         $7,067
Cost of revenues                                  1,818          6,765           3,022           47,830          5,287
                                               --------       --------        --------         --------       --------
  Gross profit                                      569          2,242           1,156            4,181          1,780


Operating expenses:
  Selling, general and administrative               765          1,017             449            2,877          1,373
  Depreciation and amortization                      58            142               1              115             19
  Non-recurring expenses:
    Stock compensation                            3,425   (4)
    Management fees to former parent
      company                                                    1,140  (5)

                                               --------       --------        --------         --------       --------
Income (loss) from operations                    (3,679)           (57)            706            1,189            388

Other (income) expenses:
  Other                                              33             (7)                             (42)           (36)
  Interest                                          585                                             175             48
                                               --------       --------        --------         --------       --------
                                                    618             (7)              -              133             12
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                (4,297)           (50)            706            1,056            376
Provision (credit) for income taxes                  35             15             354                -            120
                                               --------       --------        --------         --------       --------
Net income (loss)                               $(4,332)          $(65)           $352           $1,056           $256
                                                              ========        ========         ========       ========

Dividends on preferred stock                          0
Income available for common stock               $(4,332)
                                               --------

Loss per share                                   $(0.95)
                                               ========

Weighted average shares outstanding               4,596
                                               ========


                                                                                              Pro Forma          Pro
                                           RHO**            AZATAR****       Continental*   Adjustments(3)      Forma
                                           ------------     ----------       ------------   --------------     ----------

Revenues                                        $83,631         $7,071          $9,850                        $175,202
Cost of revenues                                 74,978          5,578           8,125                         153,493
                                               --------       --------        --------                        --------
  Gross profit                                    8,653          1,493           1,635                          21,709


Operating expenses:
  Selling, general and administrative             6,283            571           1,126             (200)        14,261
  Depreciation and amortization                     227             28              39              989          1,618
  Non-recurring expenses:
    Stock compensation                                                                                           3,425
    Management fees to former parent
      company                                                                                                    1,140

                                               --------       --------        --------         --------       --------
Income (loss) from operations                     2,143            894             470             (789)         1,265

Other (income) expenses:
  Other                                                            (44)            (80)                           (176)
  Interest                                        1,643             40              60           (1,542)         1,009
                                               --------       --------        --------         --------       --------
                                                  1,643             (4)            (20)          (1,542)           833
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                   500            898             490              753            432
Provision (credit) for income taxes                   -            363               -              718          1,605
                                               --------       --------        --------         --------       --------
Net income (loss)                                  $500           $535            $490              $35         (1,173)
                                                              ========        ========         ========

Dividends on preferred stock                                                                                      (197)(7)
                                                                                                              --------
Income available for common stock                                                                               (1,370)
                                                                                                              ========
Loss per share                                                                                                  $(0.12)
                                                                                                              ========

Weighted average shares outstanding                                                                             11,107   (6)
                                                                                                              ========


        * The financial statements of these companies have been audited for the periods referenced in footnote 2 by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

        ** The financial statements of this company for the year ended December 31, 1995 have been audited by Arthur Andersen L.L.P., which financial statements are included in this Prospectus.

        *** The financial statements of this company for the year ended December 31, 1995 have been audited by Alexander & Devoley, P.C., which financial statements are included in this Prospectus.

        **** The financial statements of this company for the year ended November 30, 1995 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

             See notes to unaudited pro forma financial statements

                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                       FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1995(2)


                                             COMFORCE         COMFORCE
                                            Corporation       Telecom        Williams             RRA       FORCE FIVE
                                            -----------       --------       --------            ------     ----------

Revenues                                                        $9,007          $2,975          $37,441         $4,941
Cost of revenues                                                 6,765           2,120           34,559          3,761
                                               --------       --------        --------         --------       --------
  Gross profit                                                   2,242             855            2,882          1,180


Operating Expenses:
  Selling, general and administrative               265          1,017             418            2,016            849
  Depreciation and amortization                                    142               -               86             14
  Non-recurring items:
    Stock Compensation                            3,000   (4)
    Management fees to former parent
      company                                                    1,140  (5)

                                               --------       --------        --------         --------       --------

Income (loss) from operations                    (3,265)           (57)            437              780            317

Other (income) expenses:
  Other                                                             (7)                                            (36)
  Interest expense                                  410                              1              115             36
                                               --------       --------        --------         --------       --------
                                                    410             (7)              1              115              -
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                (3,675)           (50)            436              665            317
Provision (credit) for income taxes                   -             15             203                -             98
                                               --------       --------        --------         --------       --------
Net income (loss)                                (3,675)          $(65)           $233             $665           $219
                                                              ========        ========         ========       ========

Dividends on preferred stock                          -
                                               --------
Income available for common stock               $(3,675)
                                               ========

Loss per share from operations                   $(1.11)
                                               ========

Weighted average shares outstanding               3,321
                                               ========


                                                                                              Pro Forma           Pro
                                                RHO           AZATAR         Continental    Adjustments(3)       Forma
                                           ------------     ----------       -----------    --------------     ----------

Revenues                                        $62,833         $5,071          $7,371                        $129,639
Cost of revenues                                 56,481          4,196           6,098                         113,980
                                               --------       --------        --------                        --------
  Gross profit                                    6,352            875           1,273                          15,659


Operating Expenses:
  Selling, general and administrative             4,465            359             744                          10,133
  Depreciation and amortization                     178             21              29             $725          1,195
  Non-recurring items:
    Stock Compensation                                                                                           3,000
    Management fees to former parent
      company                                                                                                    1,140

                                               --------       --------        --------         --------       --------

Income (loss) from operations                     1,709            495             500             (725)           191

Other (income) expenses:
  Other                                                            (30)            (48)                           (121)
  Interest expense                                1,249             28              24           (1,297)           566
                                               --------       --------        --------         --------       --------
                                                  1,249             (2)            (24)          (1,297)           445
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                   460            497             524              572           (254)
Provision (credit) for income taxes                   -            201               -              665          1,182
                                               --------       --------        --------         --------       --------
Net income (loss)                                  $460           $296            $524             $(93)        (1,436)
                                               ========       ========        ========         ========

Dividends on preferred stock                                                                                      (148)(7)
                                                                                                              --------
Income available for common stock                                                                              $(1,584)
                                                                                                              ========

Loss per share from operations                                                                                  $(0.14)
                                                                                                              ========

Weighted average shares outstanding                                                                             10,972   (6)
                                                                                                              ========

             See notes to unaudited pro forma financial statements

                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                       FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996(2)


                                             COMFORCE                                            FORCE
                                           Corporation*       Williams*         RRA*             FIVE*         RHO*
                                           ------------       --------       ---------           ------    -----------

Revenues                                        $33,514           $657         $22,799           $4,589        $63,556
Cost of revenues                                 28,690            499          20,959            3,454         56,656
                                               --------       --------        --------         --------       --------
  Gross profit                                    4,824            158           1,840            1,144          6,900


Operating expenses:
  Selling, general and administrative             2,891             64           1,375            1,274          5,321
  Depreciation and amortization                     343              1              34               14            226
                                               --------       --------        --------         --------       --------
Income (loss) from operations                     1,590             93             431             (144)         1,353

Other (income) expenses:
  Other                                             (29)                                                           197
  Interest                                          102                             34                7            984
                                               --------       --------        --------         --------       --------
                                                     73             -               34                7          1,181
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                 1,517             93             397             (151)           172
Provision (credit) for income taxes                 610             39              -               (49)            -
                                               --------       --------        --------         --------       --------
Net income (loss)                                   907            $54            $397            $(102)          $172
                                                              ========        ========         ========       ========

Dividends on preferred stock                       (193)
Dividends on Common Stock equivalents                18
                                               --------

Income available for Common Stock                  $732
                                               ========

Income per share                                  $0.06
                                               ========

Weighted average shares outstanding
  and common stock equivalents                   12,661
                                               ========

                                                                               Pro Forma          Pro
                                            AZATAR***       Continental       Adjustments(3)     Forma
                                           ------------     -----------       ------------   --------------

Revenues                                         $5,781         $7,377                           $138,282
Cost of revenues                                  4,619          6,259                            121,136
                                               --------       --------        --------           --------
  Gross profit                                    1,162          1,118                             17,146


Operating expenses:
  Selling, general and administrative               555            802            (404)            11,878
  Depreciation and amortization                      25             13             558              1,214
                                               --------       --------        --------           --------
Income (loss) from operations                       582            303            (154)             4,054

Other (income) expenses:
  Other                                             (54)           (23)           (197)              (106)
  Interest                                           29              5            (629)               532
                                               --------       --------        --------           --------
                                                    (25)           (18)           (826)               426
                                               --------       --------        --------           --------

Income (loss) before income taxes                   607            321             672              3,628
Provision (credit) for income taxes                 254             -              793              1,647
                                               --------       --------        --------           --------
Net income (loss)                                  $353           $321           $(121)             1,981
                                               ========       ========        ========

Dividends on preferred stock                                                                         (323)  (7)
Dividends on Common Stock equivalents                                                                  26
                                                                                                 --------
Income available for Common Stock                                                                  $1,684
                                                                                                 ========

Income per share                                                                                    $0.11
                                                                                                 ========

Weighted average shares outstanding                                                                15,298   (6)
  and common stock equivalents                                                                   ========



  * The financial statements of these companies for the nine month period ended September 30, 1996 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

  ** The financial statements of this company for the nine month period ended September 30, 1996 have been audited by Arthur Andersen L.L.P., which financial statements are included in this Prospectus.

  *** The financial statements of this company for the nine months ended August 31, 1996 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

             See notes to unaudited pro forma financial statements

                             COMFORCE Corporation
               Notes to Unaudited Pro Forma Financial Statements

(1) The pro forma adjustments of the unaudited pro forma balance sheet reflect the Company's contemplated equity offering which is anticipated to provide net proceeds of $16,500,000, $14,800,000 of which is to be applied to acquire RHO Company Incorporated, with the remaining cash available for working capital. In addition, the unaudited pro forma balance sheet adjustments eliminate assets not acquired of $5,052,000 and liabilities not assumed of $11,202,000 as part of the related acquisitions. The unaudited pro forma balance sheet also reflects the sale in December 1996 or 350,000 shares of the Company's Common Stock and certain related payment rights, the proceeds of which were not required in connection with any acquisition.

(2) The unaudited pro forma statements of operations include the statements of operations for the companies listed for the periods prior to their acquisition by COMFORCE. The unaudited pro forma statement of operations for the period ended September 30, 1996 presents the financial statements of COMFORCE, AZATAR, Continental and RHO for their respective 1996 nine month periods and the results of operations for companies acquired during the nine month period ended September 30, 1996 as follows: Williams Communications Services, Inc. (Williams) (January 1 through March 3, 1996), RRA, Inc. (RRA) (January 1 through May 10, 1996) and Force Five, Inc., (Force five) (January 1 through July 31, 1996). The financial statements for the year ended December 31, 1995 includes the annual 1995 results of operations of each entity, except for COMFORCE Telecom, Inc. which reflects results of operations for the period January 1 through September 30, 1995 prior to its acquisition on October 16, 1995. The financial statements for all companies for the nine month period ended September 30, 1995 and year ended December 31, 1994 present the nine and twelve month results of operations of the respective companies. All periods presented exclude the revenues and expenses related to the jewelry business of COMFORCE which was discontinued in September 1995. The pro forma results of operations are presented as if these companies were acquired on January 1, 1994 and do not purport to be an indication of the results of operation had these acquisitions been made as of that date or of results which may occur in the future.

(3)  Pro forma adjustments include the following:

                                                            Year ended     Nine months ended
                                                           December 31,     September 30,
                                                           ------------    -----------------
                                                           1994    1995      1995    1996
                                                                  (in thousands)
Non-recurring officer compensation                                  200       --      601
Additional amortization of intangibles (a)                 (967)   (989)     (725)   (558)
Elimination of interest expense (b)                       1,057   1,542     1,297     629
(Increase) decrease in provision for income taxes (c)       383    (718)     (665)   (793)
                                                          -----   -----     -----    ----
Total pro forma adjustments                                $473     $35      $(93)  $(121)

   (a) Amortization of intangibles assumes all of the acquisitions and proposed acquisitions occurred on January 1, 1994. The table below reflects the amortization of intangibles with lives ranging from 5 to 40 years:


                                         Year ended     Nine months ended
                                        December 31,      September 30,
                                       --------------   -----------------
                                       1994     1995    1995        1996
                                       ----     ----    ----        ----

      Pro forma amortization

        Telecom                       $ 243    $ 243   $ 182       $ 182

        Williams                         52       52      39          39

        RRA                             164      164     123         123

        Force Five                       52       52      39          39

        Continental                     125      125      94          94

        AZATAR                          129      129      97          97

        RHO                             370      370     277         277

      Less: historical amortization    (168)    (146)   (126)       (293)
                                      ------   ------   -----      ------
      Pro forma adjustment            $ 967    $ 989    $ 725      $ 558
                                      ======   ======   =====      ======

   (b) Reduction of interest expense relates primarily to the elimination of RHO interest on debt due to shareholders not assumed, interest related to the former Lori Corporation, and the pay down of borrowings with the proceeds to be received from this offering.

   (c) The proforma adjustment for income taxes reflects the tax effect of the proforma adjustment (excluding non-deductible amortization), the tax effect of S Corporation earnings treated as C Corporation earnings and the tax benefit of losses by other entities within the pro forma combined group.

(4) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company to certain individuals to manage the Company's entry into, and development of, the telecommunications and computer staffing business.

(5) Represent a non-recurring management fee paid by Telecom to its former parent company prior to its acquisition by the Company.

(6)    Pro forma weighted average shares outstanding are calculated as follows:


                                                                               Year ended                 Nine months ended
                                                                              December 31,                  September 30,
                                                                              -------------                 --------------
                                                                              1994       1995            1995         1996
                                                                              ----       ----            ----         ----
                                                                                         (In thousands of shares)
Historical weighted average shares outstanding                                3,195      4,596           3,321        12,900
Shares to be issued to acquire RHO                                            1,231      1,231           1,231         1,231
Shares issued as compensation                                                 3,091      2,464           3,091             *
Shares issued-Telecom acquisition                                             2,562      2,049           2,562             *
Shares issued-Force Five acquisition                                             27         27              27             *
Shares issued-AZATAR acquisition                                                243        243             243           243
Shares issued-Continental acquisition                                            37         37              37            37
Common shares sold to fund Continental acquisition (a)                          460        460             460           460
Common stock equivalents Series E preferred                                      **         **              **             *
Common stock equivalents on Series D and F Preferred Stock                       **         **              **            **
Warrants issued in connection with the Continental acquisition                   **         **              **           111
Warrants issued in connection with the Telecom acquisition                       **         **              **             *
Shares issued to certain shareholders                                            **         **              **             *
Contingent shares:
        AZATAR (b)                                                               **         **              **            84
        RHO  (c)                                                                 **         **              **           232
                                                                             ------     ------          ------        ------
        TOTAL PRO FORMA SHARES                                               10,846     11,107          10,972        15,298
                                                                             ======     ======          ======        ======


*       Included in historical weighted average shares outstanding.

**      Excluded as the effect would be anti-dilutive.


(a) In December 1996, the Company sold 460,000 shares of its Common Stock, together with a related payment right, for $3.5 million. This payment right requires the Company to make a payment to the investors equal to the amount, if any, by which $10.00 per share exceeds the average closing bid price for the five trading days prior to a specified date (not later than May 1, 1997).

(b) AZATAR's contingent purchase price of $1,200,000 is payable in stock at a rate of $400,000 per year for a three year period, if certain earnings criteria are met. The stock price is based on the average stock price for the last ten days in each year such shares are earned. The per share price at December 31, 1996 of $14.25 has been utilized to calculate contingent shares for pro forma purposes. Such shares actually earned may differ from these calculations.

(c) RHO's contingent purchase price of up to $3,300,000 is payable in stock if certain earnings criteria are being met. The conversion price to calculate shares to be issued is based upon the price of the Company's common stock at the closing of the acquisition. The per share price at December 31, 1996 of $14.25 has been utilized to calculate contingent shares for pro forma purposes. Such shares actually earned and the price per share may differ from this calculation.

(7)     The following summarizes the pro forma dividends on Preferred Stock

                                               Year Ended                       Nine Months ended
                                              December 31,                         September 30,
                                          1994             1995                 1995          1996
        Series D Preferred Stock              *                *                   *           175
        Series E Preferred Stock             35               35                  26            26
        Series F Preferred Stock (a)        162              162                 122           122
                                          -----            -----                ----          ----
                                            197              197                 148           323
                                          =====            =====                ====          ====

(a) Certain discounts upon conversion of Series F Preferred Stock aggregating $970,779 will be recorded as an additional dividend attributable to holders of Preferred Stock in the fourth quarter of 1996.

* Series D not deemed issued in prior periods as proceeds were utilized in 1996 for working capital requirements.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMFORCE Corporation
                                    --------------------
                                    (Registrant)



                                    By   /s/ Andrew Reiben
                                    ------------------------------------------
                                    Andrew Reiben, Chief Accounting Officer

Dated:  January 3, 1997